UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 6, 2016

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 6, 2016, STORE Capital Corporation, a Maryland corporation (the “Company”), entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (collectively, the “Agents”).

Under the terms of the Distribution Agreement, the Company may issue and sell, from time to time, shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to $400,000,000 (the “Shares”) to or through the Agents.  The sales, if any, of the Shares under the Distribution Agreement will be made in “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions on the New York Stock Exchange at prevailing market prices at the time of sale, or as otherwise agreed with the Agents.  The Company will pay the Agents compensation for sales of the Shares made through the Agents, as sales agents, under the Distribution Agreement, in an amount not to exceed 2% of the gross sales price of such Shares.

The Company is not obligated to sell, and the Agents are not obligated to buy or sell, any Shares under the Distribution Agreement.  No assurance can be given as to whether the Company will sell any Shares under the Distribution Agreement or, if it does, as to the price or amount of Shares that it sells, or the dates when such sales will take place.  The Company intends to use any net proceeds from the sale of the Shares to repay outstanding indebtedness under the Company’s unsecured credit facility, to fund acquisitions of properties and for working capital and other general corporate purposes.

The Shares will be offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333- 208283), which became effective upon filing with the Securities and Exchange Commission on December 1, 2015 (the “Shelf Registration Statement”).  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A copy of the Distribution Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the material terms of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Venable LLP issued its opinion with respect to the legality of the Shares that may be issued pursuant to the Distribution Agreement, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1.  Kutak Rock LLP also issued its opinion with respect to disclosure regarding certain U.S. federal income tax matters and as to our REIT status, which opinion is attached hereto and incorporated by reference as Exhibit 8.1.

Item 8.01  Other Events.

On September 6, 2016, the Company issued a press release attached as Exhibit 99.1, announcing a regular quarterly cash dividend on its common stock of $0.29 per share for the third quarter ending September 30, 2016.  The dividend will be paid on October 17, 2016 to the Company’s stockholders of record as of the close of business on September 30, 2016.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 6, 2016, by and between the Company and Agents
5.1	Opinion of Venable LLP
8.1	Tax Opinion of Kutak Rock LLP
23.1	Consent of Venable LLP (contained in Exhibit 5.1)
23.2	Consent of Kutak Rock LLP (contained in Exhibit 8.1)
99.1	Press release dated September 6, 2016 regarding third quarter dividend on common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: September 6, 2016
	By:	/s/Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 6, 2016, by and between the Company and Agents
5.1	Opinion of Venable LLP
8.1	Tax Opinion of Kutak Rock LLP
23.1	Consent of Venable LLP (contained in Exhibit 5.1)
23.2	Consent of Kutak Rock LLP (contained in Exhibit 8.1)
99.1	Press release dated September 6, 2016 regarding third quarter dividend on common stock